EXHIBIT 99.2

News Release

First Solar, Inc. Announces Full-Year 2020 Guidance

•	Net sales of $2.7 to $2.9 billion

•	EPS of $3.25 to $3.75, inclusive of ramp costs, start-up expenses, Series 4 shutdown costs, and other severance costs of approximately $95 million

•	Ending net cash of $1.3 to $1.5 billion

•	Company to review options for its U.S. project development business

TEMPE, Ariz., February 20, 2020 – First Solar, Inc. (Nasdaq: FSLR) today announced full-year 2020 guidance.

Forecasted net sales for 2020 are $2.7 to $2.9 billion, with third party module net sales expected to comprise approximately 70% of the total net sales. Earnings per share (“EPS”) is forecasted to be between $3.25 and $3.75. The EPS guidance provided is inclusive of production ramp costs of $5 to $15 million, production start-up expenses of $50 to $60 million associated with the deployment of Series 6 capacity in 2020, and approximately $30 million of Series 4 shutdown and other severance costs. The 2020 ending net cash balance is projected to be in the range of $1.3 to $1.5 billion. The complete 2020 guidance is as follows:

2020 Guidance
Net Sales	$2.7B to $2.9B
Gross Margin % (1)	26% to 27%
Operating Expenses (2)	$340M to $360M
Operating Income (3)	$360M to $420M
Earnings per Share	$3.25 to $3.75
Net Cash Balance (4)	$1.3B to $1.5B
Capital Expenditures	$450M to $550M
Shipments	5.8GW to 6.0GW
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(1)	Includes $5 to $15 million of ramp costs

(2)	Includes $50 to $60 million of plant start-up expense

(3)	Includes $55 to $75 million of ramp costs and plant start-up expense, and $30 million of Series 4 shutdown and other severance costs

(4)	Defined as cash, marketable securities, and restricted cash less expected debt at the end of 2020

First Solar also announced today that it, working together with advisors, is reviewing options for its U.S. project development business.

“First Solar, at its core, is a technology and module manufacturing company,” said Mark Widmar, CEO of First Solar. “Given the significant evolution of developing utility-scale PV projects in the United States, we believe now is an appropriate time to evaluate our options with respect to our U.S. project development business line.”

The consideration of potential options for its U.S. project development business by First Solar is at a preliminary stage and may not result in any transaction being consummated. First Solar does not intend to disclose further developments with respect to this evaluation process except to the extent the process is concluded or it is required by law or otherwise deemed appropriate.

First Solar has scheduled a conference call for today, February 20, 2020 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com.

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The guidance figures presented above are subject to a variety of assumptions and estimates. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s 2020 Guidance.

An audio replay of the conference call will be available through Thursday, February 27, 2020 and can be accessed by dialing +1 (800) 585-8367 if you are calling from within the United States or +1 (416) 621-4642 if you are calling from outside the United States and entering the replay pass code 5717879. A replay of the webcast will also be available on the Investors section of the Company’s website approximately five hours after the conclusion of the call and remain available for 90 days.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar solutions which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy solutions protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: our financial guidance for 2020; the transition to Series 6 module manufacturing in 2020; net sales, gross margin, gross margin percentage, operating expenses, operating income, earnings per share, net cash balance, capital expenditures, shipments, bookings, products; the review of options for our U.S. project development business; and our business and financial objectives for 2020. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; the market for renewable energy, including solar energy; our competitive position and other key competitive factors; reduction, elimination, or expiration of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; our ability to execute on our long-term strategic plans; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; interest rate fluctuations and both our and our customers’ ability to secure financing; the creditworthiness of our offtake counterparties and the ability of our offtake counterparties to fulfill their contractual obligations to us; the ability of our customers and counterparties to perform under their contracts with us; the satisfaction of conditions precedent in our project sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; our ability to successfully develop and complete our systems business projects; our ability to convert existing production facilities to support new product lines, such as Series 6 module manufacturing; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects resulting from pending litigation, including the opt-out action against us; future collection and recycling costs for solar modules covered by our module collection and recycling program; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cyber-attacks or other breaches of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to attract and retain key executive officers and associates; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of

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Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors
investor@firstsolar.com

First Solar Media
media@firstsolar.com

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